Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT
Hudson Valley Holding Corp.	James J. Landy
21 Scarsdale Road	President & CEO
Yonkers, NY 10707	(914) 771-3230

Stephen R. Brown
Sr. EVP, CFO & Treasurer
(914) 771-3212
HUDSON VALLEY HOLDING CORP. ANNOUNCES CLOSING OF
UNDERWRITERS’ OVER-ALLOTMENT OPTION
Yonkers, NY, November 18, 2009 ... Hudson Valley Holding Corp. (NASDAQ:HUVL), parent of Hudson Valley Bank and New York National Bank, announced today that the underwriters of its previously announced public offering of 3.6 million shares of common stock, which was priced on October 26, 2009 at a public offering price of $25.00 per share and completed on October 30, 2009, have exercised a portion of their over-allotment option and completed the purchase of an additional 393,395 shares.
Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC and Raymond James & Associates, Inc. acted as joint book-running managers of the offering with Stifel, Nicolaus & Company, Incorporated serving as co-manager.
The Company has filed a registration statement (including a prospectus) (File Nos. 333-161165 and 333-161893) with the Securities and Exchange Commission (the “SEC”) for the offering. Investors may get a copy of the final prospectus supplement for the offering for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, a copy of the final prospectus supplement may be obtained from Fox-Pitt Kelton Cochran Caronia Waller (USA) LLC, Attn: Syndicate Department, 420 5th Avenue, 5th Floor, New York, NY 10018 (212-857-6212); or Raymond James & Associates, Inc., Attn: Andrea Borum, 880 Carillon Parkway, St. Petersburg, FL 33716 (727) 567-2108; or Stifel Nicolaus, Attn: Prospectus Department, One South Street, 15th Floor, Baltimore, MD 21202 (443-224-1988).
This news release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
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About Hudson Valley Holding Corp.
Hudson Valley Holding Corp. (HUVL), headquartered in Yonkers, NY, is the parent company of two independently owned local banks, Hudson Valley Bank (HVB) and New York National Bank (NYNB). Hudson Valley Bank is a Westchester based bank with more than $2.4 billion in assets, serving the metropolitan area with 33 branches located in Westchester, Rockland, the Bronx, Manhattan, Queens and Brooklyn in New York and Fairfield County and New Haven County, in Connecticut. HVB specializes in providing a full range of financial services to businesses, professional services firms, not-for-profit organizations and individuals; and provides investment management services through a subsidiary, A. R. Schmeidler & Co., Inc. NYNB is a Bronx based bank with approximately $140 million in assets serving the local communities of the Bronx and Upper Manhattan with three branches. NYNB provides a full range of financial services to individuals, small businesses and not-for-profit organizations in its local markets. Hudson Valley Holding Corp.’s common stock is traded on the NASDAQ Global Select Market under the ticker symbol “HUVL”. Additional information on Hudson Valley Bank and NYNB Bank can be obtained on their respective web-sites at www.hudsonvalleybank.com and www.nynb.com.
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This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements refer to future events or our future financial performance. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should” or “will” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our or the banking industry’s actual results, level of activity, performance or achievements to be materially different from any future results, level of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include those identified in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009.